UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2011

GANNETT CO., INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive McLean, Virginia		22107-0910
(Address of Principal Executive Offices)		(Zip Code)

(703) 854-6000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Gannett Co., Inc. held its Annual Meeting of Shareholders on May 3, 2011. The voting results on the proposals considered at the Annual Meeting are provided below.

Proposal 1

The voting results on the proposal to re-elect nine nominees to the Board of Directors were as follows:

	For	Withhold
John E. Cody	165,965,393	2,544,207
Craig A. Dubow	164,279,689	4,229,911
Howard D. Elias	166,115,337	2,394,263
Arthur H. Harper	136,941,261	31,568,338
John Jeffry Louis	166,257,741	2,251,858
Marjorie Magner	136,273,445	32,236,154
Scott K. McCune	166,084,932	2,424,667
Duncan M. McFarland	136,200,376	32,309,224
Neal Shapiro	166,124,427	2,385,172

Proposal 2

The voting results on the proposal to ratify Ernst & Young LLP as the Company’s independent registered public accounting firm were as follows:

			Broker
For	Against	Abstain	Non-Vote
203,950,371	765,427	245,018	- 0 -

Proposal 3

The voting results on the non-binding advisory resolution on the compensation of the Company’s named executive officers reported in the Company’s 2011 proxy statement were as follows:

			Broker
For	Against	Abstain	Non-Vote
124,212,147	40,794,298	3,503,154	36,451,216

Proposal 4

The voting results of the non-binding advisory proposal on the frequency of future advisory votes on the compensation of the Company’s named executive officers were as follows:

				Broker
Every Year	Every 2 Years	Every 3 Years	Abstain	Non-Vote
154,497,786	559,668	12,716,185	735,469	36,451,708

After considering these voting results, on May 3, 2011, the Board adopted a resolution to hold future advisory votes on the compensation of the Company’s named executive officers every year until the next shareholder vote on the frequency of such votes.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

GANNETT CO., INC.

By:	/s/ Todd A. Mayman
Todd A. Mayman
Senior Vice President, General Counsel and Secretary

Date: May 6, 2011